UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

We have prepared the unaudited pro forma statement of operations for the year ended December 31, 2007 to show the effect of the disposal of Supervillain Studios (“Supervillain”), which took place on September 25, 2008, as well as our other 2008 discontinued operations, Repliqa and Green Screen Online.  In addition, this pro forma statement of operations reflects the business combination of Zoo Games, Inc. (“Zoo Games”) and Driftwood Ventures, Inc., completed on September 12, 2008, as if it occurred on January 1, 2007.  The pro forma financial information also gives effect to include the operations of Destination Software, Inc. (“DSI”) as if it was acquired by Zoo Games on January 1, 2007. The pro forma financial information was prepared using historical financial information for each entity.

The unaudited pro forma financial data reflects adjustments to record interest expense and amortization of debt discount related to sellers’ notes, amortization of intangibles and taxes arising from the acquisition of DSI that would be recorded if the acquisition took place on January 1, 2007.

The unaudited pro forma financial data are presented for illustrative purposes only and are not necessarily indicative of what the Company’s actual financial position or results of operations would have been had the merger, acquisitions and dispositions been completed on the dates indicated or on any future periods.

No unaudited pro forma balance sheet or pro forma statement of operations for any 2008 interim periods have been presented in as much as the Company’s 10Q for the quarter ended September 30, 2008, as filed with the SEC, reflects the effects of the Supervillain disposition as a discontinued operation.

In addition, the pro forma information does not reflect the 2008 acquisition and subsequent disposition of Zoo Digital Publishing Limited.

Zoo Games, Inc.

Unaudited Pro Forma Statement of Operations

For the Year ended December 31, 2007

(amounts in $000's except loss per share and number of shares outstanding)

		Eliminate	Eliminate	Add
	3/23/07-12/31/07	Investment in	6/14/07-12/31/07	1/1/07-12/18/07
	Zoo Games (1)	Repliqa (3)	Supervillain (2)	DSI (2)	Adjustments			Consolidated

Revenue	$1,350		$785	$30,608	$-			$31,173

Cost of goods sold	847		362	24,405	-			24,890

Gross profit	503		423	6,203	-			6,283

Operating expenses:
General and administrative expenses	2,666				-			2,666
Selling and marketing expenses	146			4,794				4,940
Research and development expenses	4,626		1,174					3,452
Loss on impairment of investment	2,003	2,003						-
Depreciation and amortization	219		92	38	1,576	(4)		1,741

Total Operating expenses	9,660	2,003	1,266	4,832	1,576			12,799

Operating profit (loss)	(9,157)	(2,003)	(843)	1,371	(1,576)			(6,516)

Interest expense, net	1,146	-	250	127	1,157	(5)		2,180

(Loss) income from continuing operations before tax	(10,303)	(2,003)	(1,093)	1,244	(2,733)			(8,696)

Tax benefit	58	-	-	-	3,072	(6)		3,130

(Loss) Income from continuing operations	$(10,245)	$(2,003)	$(1,093)	$1,244	$340			$(5,566)

Loss per unit from continuing operations - basic and diluted	$(10.94)							$(0.32)

Weighted average units outstanding	936,793						(7)	17,265,457

(1) derived from audited financial statements and included in the Company's 8K filed with the SEC on September 18, 2008

(2) derived from unaudited historical financial statements

(3) eliminate loss on impairment of investment discontinued in 2008

(4) represents the additional amortization of intangibles (content, trademarks and customer relationships) that would be expensed if the Company acquired DSI as of January 1, 2007.

(5)  represents the additional interest expense and amortization of debt discount related to the DSI Sellers' Notes that would have been recorded in 2007 if the Company acquired DSI as of January 1, 2007.

(6) represents the tax effect of the pro forma transactions including the conversion of Zoo Games to a corporation using a 36% effective tax rate

(7) represents the adjustment of shares to reflect for the Driftwood / Zoo Games merger terms and to reflect all other acquisitions occuring on January 1, 2007, as follows:

weighted average shares outstanding - Zoo Games	936,793
less shares issued to Supervillain sellers	(34,684)
incremental shares to reflect DSI acquisition on Jan. 1, 2007	429,446
additional shares issued to DSI sellers	299,943
pro forma weighted average shares outstanding - Zoo Games	1,631,498
conversion factor for Zoo Games shares into Driftwood shares	7.0232737
Zoo Games shares converted into Driftwood shares	11,458,457
Driftwood weighted average shares outstanding	5,807,000

Total pro forma weighted average shares outstanding	17,265,457